EXHIBIT 99.03

            PRO FORMA CONSOLIDATED FINANCIAL INFORMATION - Unaudited

IMPORTANT NOTICE:

The following unaudited Pro Forma financial information of Wherify Wireless, Inc. ("Wherify") and Wherify California, Inc. ("Wherify California") set forth a post merger snapshot of the combined balance sheet at June 30, 2005 and statement of operations for the twelve months ended June 30, 2005 as though the merger had occurred as of the beginning of the period. The Pro Forma transactions presented are required by the merger agreement or by accounting principles to be completed upon the completion of the reverse acquisition. The transactions cover (i) the conversion of Wherify convertible debentures outstanding at the time of the merger and required to be converted by the merger agreement, and (ii) the accounting treatment of the goodwill generated by the reverse acquisition issuance of common stock.

                  PRO FORMA CONSOLIDATED FINANCIAL INFORMATION
                             Consolidated Pro Forma
                                  Balance Sheet
                                  June 30, 2005
                                 (in thousands)
                                   (unaudited)

                                                                                   Adjustments
                                                                                   -----------
                                                                   Wherify                                   Pro Forma
                                                    Wherify       California       Debit         Credit      Combined
                                                   ---------      ---------      ---------     ---------     ---------
Assets
Current assets
Cash & cash equivalents                            $   1,325      $   1,208                                  $   2,533
Restricted certificates of
deposit                                                   --          2,449                                      2,449
Accounts receivable                                       20             --                                         20
Note Receivable                                           --            103                                        103
Inventory                                                  8             --                                          8
Prepaid expenses                                          50             16                                         66
                                                   ---------      ---------                                  ---------
Total Current Assets                                   1,403          3,776                                      5,179

PP&E, net                                                  2            488                                        490
Other assets                                              --            227                                        227
Goodwill                                                                    (2)     61,400                      61,400
Intangibles, net                                          45             -- (2)      8,000 (2)     2,667         5,378
                                                   ---------      ---------      ---------     ---------     ---------
Total assets                                       $   1,450      $   4,491                                  $  72,674
                                                   =========      =========                                  =========

Liabilities and Stockholders' Equity (Deficit)

Current liabilities
Convertible notes payable to
investors                                          $     200             -- (1)        200                   $      --
Accounts payable                                         261          2,849                                      3,110
Accrued liabilities to related
party                                                     --          3,892                                      3,892
Note Payable                                             100             --                                        100
Accrued expenses                                          35            573                                        608
Accounts payable related to
discontinued operating segment                            --          2,607                                      2,607
                                                   ---------      ---------                                  ---------
Total current liabilities                                596          9,921                                     10,317
                                                   ---------      ---------                                  ---------

Stockholders' deficit
Common stock and paid in capital                      22,420          2,024                (1)       200
                                                                                           (4)    48,454
                                                                            (3)     21,566 (2)    69,400       120,932
Preferred Stock A                                         --          8,553 (4)      8,553                          --
Preferred Stock B                                         --          5,137 (4)      5,137                          --
Preferred Stock C                                         --         34,764 (4)     34,764                          --
Deferred stock compensation                               --           (714)                                      (714)
Accumulated deficit                                  (21,566)       (55,194)(2)      2,667 (3)    21,566       (57,861)
                                                   ---------      ---------                                  ---------
Stockholders' equity (deficit)                           854         (5,430)                                    62,357
                                                   ---------      ---------                                  ---------
Total liabilities and stockholders' equity         $   1,450      $   4,491        142,287       142,287     $  72,674
                                                   =========      =========                                  =========

Notes

(1) Merger agreement calls for the conversion of all Wherify convertible debentures just prior to the closing of the merger.

(2) The purchase price is the 12,339,750 shares valued at the closing price of $5.69 on July 21, 2005, or $70,213,189. The purchase price is allocated as follows based on Wherify Wireless's June 30, 2005 balance sheet: Cash $1.3 million, Accounts Receivable $20,000, Inventory $8,000, Prepaids $51,000, Fixed Assets (net) $2,000, Intangibles (net) $45,000, less Convertible notes payable $200,000, accounts payable $296,000 and a note payable of $100,000. Identifiable intangibles are made up of software $1 million, branding $1 million and intellectual property of $6 million for total intangibles of $8 million. The identified intangibles have an estimated useful life of 3 years. Based on a useful life of 3 years, there would have been amortization expense of $2.667 million for the year ended June 30, 2005. The remainder of the unallocated purchase price of $61.4 million is allocated to goodwill, none of which is expected to be deductible for tax purposes. This purchase price allocation is preliminary and subject to change based on the completion of a third party appraisal. However, we expect that there will be a significant impairment in the near future of most, if not all, of the purchase price that was allocated to goodwill and other intangible assets in connection with the merger. The intangibles, including goodwill, will be subject to review for possible impairment on a quarterly basis.

(3) As a result of the reverse merger accounting, the Wherify's accumulated deficit is eliminated.

(4) Wherify California preferred stock will be converted into common stock of the merged company.

                             Consolidated Pro Forma
                             Statement of Operations
                        Twelve Months Ended June 30, 2005
                                 (in thousands)
                                   (unaudited)

                                                          Wherify
                                           Wherify      California     Adjustments    Pro Forma
                                          ---------     ----------     -----------    ---------
Revenue                                   $     301      $      --                    $     301
Cost of Goods Sold                               34             --                           34
                                          ---------      ---------                    ---------
Gross Margin                                    267             --                          267

Operating expenses
Selling expense                                 324             --                          324
General and administrative                    4,338         10,727                       15,065
Rent expense payable to related party            --          1,363                        1,363
Research and development                         20             --                           20
Depreciation/Amortization                        48            119 (1)      2,667         2,834
                                          ---------      ---------      ---------     ---------
Total operating expenses                      4,730         12,209          2,667        19,606
                                          ---------      ---------      ---------     ---------

Operating loss                               (4,463)       (12,209)        (2,667)      (19,339)

Other income (expense)
Interest expense                             (3,840)          (110)                      (3,950)
Interest and other income                        --             87                           87
                                          ---------      ---------                    ---------
Net loss from continuing operations          (8,303)       (12,232)        (2,667)      (23,202)

Discontinued operations
Loss from operations of
discontinued
business segment                                 --           (171)                        (171)
                                          ---------      ---------                    ---------
Net Loss                                     (8,303)       (12,403)        (2,667)      (23,373)

Deemed dividend on preferred stock               --         12,467                       12,467
Net loss attributable to common
shareholders                              $  (8,303)     $ (24,870)        (2,667)    $ (35,840)
                                          =========      =========                    =========

Basic & Diluted loss per share from
continuing operations                     $   (1.15)     $   (4.08)                   $   (0.39)

Basic & diluted loss per share from
discontinued operations                   $      --      $   (0.06)                   $   (0.00)

Basic and diluted loss per share          $   (1.15)     $   (4.13)                   $   (0.39)

Weighted average shares outstanding           7,226          3,001                       59,891

Notes

(1) The purchase price is the 12,339,750 shares valued at the closing price of $5.69 on July 21, 2005, or $70,213,189. The purchase price is allocated as follows based on Wherify Wireless's June 30, 2005 balance sheet: Cash $1.3 million, Accounts Receivable $20,000, Inventory $8,000, Prepaids $51,000, Fixed Assets (net) $2,000, Intangibles (net) $45,000, less Convertible notes payable $200,000, accounts payable $296,000 and a note payable of $100,000. Identifiable intangibles are made up of software $1 million, branding $1 million and intellectual property of $6 million for total intangibles of $8 million. The identified intangibles have an estimated useful life of 3 years. Based on a useful life of 3 years, there would have been amortization expense of $2.667 million for the year ended June 30, 2005. The remainder of the unallocated purchase price of $61.4 million is allocated to goodwill, none of which is expected to be deductible for tax purposes. This purchase price allocation is preliminary and subject to change based on the completion of a third party appraisal. However, we expect that there will be a significant impairment in the near future of most, if not all, of the purchase price that was allocated to goodwill and other intangible assets in connection with the merger. The intangibles, including goodwill, will be subject to review for possible impairment on a quarterly basis.


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